Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
FIRST QUARTER 2023 EPS OF ($0.63) PER SHARE;
AND FFO OF $1.53 PER SHARE

Financial and Operating Highlights
•Net loss attributable to common stockholders of $0.63 per share for the first quarter of 2023, net of $78.5 million, or $1.14 per share, of depreciation and amortization, as compared to net income of $0.11 per share for the same period in 2022.
•Reported funds from operations, or FFO, of $1.53 per share for the first quarter of 2023, net of $6.9 million, or $0.10 per share, of reserves on one debt and preferred equity investment, as compared to $1.65 per share for the same period in 2022.
•Signed 41 Manhattan office leases covering 504,682 square feet in the first quarter of 2023. The mark-to-market on signed Manhattan office leases was 5.3% higher for the first quarter than the previous fully escalated rents on the same spaces.
•Same-store cash net operating income, or NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased by 5.3%, excluding lease termination income, for the first quarter of 2023 as compared to the same period in 2022.
•Manhattan same-store office occupancy was 90.2% as of March 31, 2023, slightly ahead of the Company's expectations, inclusive of leases signed but not yet commenced. The Company reaffirms its stated objective to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to 92.4% by December 31, 2023.
Investing Highlights
•Together with our joint venture partner, closed on the previously announced sale of the retail condominiums at 121 Greene Street for a gross sales price of $14.0 million.
ESG Highlights
•Received a 2023 ENERGY STAR Partner of the Year Sustained Excellence Award, the highest level of U.S. Environmental Protection Agency (EPA) recognition, for the sixth consecutive year. Among thousands of ENERGY STAR partners, SL Green was one of just 170 organizations to achieve the Sustained Excellence distinction.

•Named to Newsweek's list of America's Most Responsible Companies for 2023. This list honors 500 of the U.S.'s largest public corporations and focuses on a holistic view of corporate responsibility that considers all three pillars of ESG: environment, social and corporate governance.
•For the second consecutive year, earned Great Place to Work Certification for 2023 with 85% of the Company's employees responding that SL Green is a great place to work, as compared to 57% for a typical company.
NEW YORK, April 19, 2023 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net loss attributable to common stockholders for the quarter ended March 31, 2023 of $39.7 million and $0.63 per share as compared to net income of $7.8 million and $0.11 per share for the same quarter in 2021. Net loss attributable to common stockholders for the first quarter of 2023 was net of $78.5 million, or $1.14 per share, of depreciation and amortization, as compared to $47.0 million, or $0.67 per share, of depreciation and amortization for the same period in 2022.
The Company reported FFO for the quarter ended March 31, 2023 of $105.5 million and $1.53 per share as compared to FFO for the same period in 2022 of $115.8 million and $1.65 per share.
FFO for the first quarter of 2023 is net of $6.9 million, or $0.10 per share, of reserves on one debt and preferred equity investment and includes $20.3 million, or $0.29 per share, representing the Company's net share of holdover rent, interest and reimbursement of attorneys' fees collected by the joint venture that owns 2 Herald Square from former tenant, Victoria's Secret Stores LLC, and their guarantor, L Brands Inc., following the completion of legal proceedings against the tenant and guarantor. The Company's share of the judgment proceeds exceeded the amount included in the Company's 2023 earnings guidance by $8.7 million, or $0.13 per share.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 3.0% for the first quarter of 2023, or 5.3% excluding lease termination income, as compared to the same period in 2022.
During the first quarter of 2023, the Company signed 41 office leases in its Manhattan office portfolio totaling 504,682 square feet. The average rent on the Manhattan office leases signed in the first quarter of 2023, excluding leases signed at One Vanderbilt and One Madison, was $64.83 per rentable square foot with an average lease term of 6.3 years and average tenant concessions of 4.8 months of free rent with a tenant improvement allowance of $42.71 per rentable square foot. Twenty-four leases comprising 377,441 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $65.08 per rentable square foot, representing a 5.3% increase over the previous fully escalated rents on the same office spaces.

Occupancy in the Company's Manhattan same-store office portfolio was 90.2% as of March 31, 2023, consistent with the Company's expectations, inclusive of 290,491 square feet of leases signed but not yet commenced, as compared to 92.0% at the end of the previous quarter. The Company reaffirms its stated objective to increase occupancy, inclusive of leases signed but not yet commenced, in the Manhattan same-store office portfolio to 92.4% by December 31, 2023.
Significant leasing activity in the first quarter includes:
•Early renewal with CBS Broadcasting, Inc. for 184,367 square feet at 555 West 57th Street;
•Early renewal with GNYHA Management Corporation for 56,372 square feet at 555 West 57th Street;
•Expansion lease with TD Securities (USA) LLC for 25,171 square feet at 125 Park Avenue;
•New lease with Palo Alto Networks Inc. for a full tower floor at One Madison Avenue;
•New lease with Cohen Clair Lans Greifer & Simpson LLP for 17,586 square feet at 919 Third Avenue;
•Early renewal with IM Pro Makeup NY LLP for 17,258 square feet at 110 Greene Street;
•Renewal and expansion lease with Van Wagner Group, LLC for a total of 11,860 square feet at 800 Third Avenue;
•Early renewal with Entertainment Software Association for 10,799 square feet at 420 Lexington Avenue; and
•Expansion lease with Oxford 1 Asset Management USA Inc. for 10,392 square feet at 450 Park Avenue.
Investment Activity
In February, the Company, together with its joint venture partner, closed on the previously announced sale of the retail condominiums at 121 Greene Street for a gross sales price of $14.0 million.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity ("DPE") portfolio was $626.8 million at March 31, 2023, net of a $6.9 million loan loss reserve recorded on one investment during the first quarter of 2023. The portfolio had a weighted average current yield of 5.9%, or 10.7% excluding the effect of $288.7 million of investments that are on non-accrual. During the first quarter, the Company did not originate or acquire any new investments.

ESG
The Company received a 2023 ENERGY STAR Partner of the Year Sustained Excellence Award for the sixth consecutive year. This award honors organizations across the United States that have implemented distinguished corporate energy management programs. Among thousands of ENERGY STAR partners, SL Green was one of just 170 organizations to achieve the Sustained Excellence distinction.
The Company was named to Newsweek's list of America's Most Responsible Companies for 2023. This list honors 500 of the U.S.'s largest public corporations based on Newsweek's partnering with global research and data firm, Statista, and focuses on a holistic view of corporate responsibility that considers all three pillars of ESG: environment, social and corporate governance.
The Company earned a Great Place to Work Certificate for 2023 for the second consecutive year. The Great Place to Work Certification was the result of 85% of the Company's employees stating that SL Green is a great place to work, as compared to 57% at a typical company.
Dividends
In the first quarter of 2023, the Company declared:
•Three monthly ordinary dividends on its outstanding common stock of $0.2708 per share, which were paid on February 15, March 15, and April 17, 2023, equating to an annualized dividend of $3.25 per share of common stock; and
•A quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period January 15, 2023 through and including April 14, 2023, which was paid on April 17, 2023 and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, April 20, 2023, at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”
Research analysts who wish to participate in the conference call must first register at https://register.vevent.com/register/BI0a6778f7c67f4b2ab966ab929960a817.

Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of March 31, 2023, SL Green held interests in 60 buildings totaling 33.1 million square feet. This included ownership interests in 28.8 million square feet of Manhattan buildings and 3.4 million square feet securing debt and preferred equity investments.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
Revenues:	2023	2022

Rental revenue, net	$174,592	$136,476
Escalation and reimbursement	20,450	19,555
Investment income	9,057	19,888
Other income	19,476	12,045
Total revenues	223,575	187,964
Expenses:
Operating expenses, including related party expenses of $1 in 2023 and $2,523 in 2022	52,064	42,583
Real estate taxes	41,383	30,747
Operating lease rent	6,301	6,564
Interest expense, net of interest income	41,653	15,070
Amortization of deferred financing costs	2,021	1,948
Depreciation and amortization	78,548	46,983
Loan loss and other investment reserves, net of recoveries	6,890	—
Transaction related costs	884	28
Marketing, general and administrative	23,285	24,776
Total expenses	253,029	168,699

Equity in net loss from unconsolidated joint ventures	(7,412)	(4,715)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	(79)	—
Purchase price and other fair value adjustment	239	(63)
Loss on sale of real estate, net	(1,651)	(1,002)
Net (loss) income	(38,357)	13,485
Net loss (income) attributable to noncontrolling interests in the Operating Partnership	2,337	(492)
Net loss attributable to noncontrolling interests in other partnerships	1,625	143
Preferred unit distributions	(1,598)	(1,647)
Net (loss) income attributable to SL Green	(35,993)	11,489
Perpetual preferred stock dividends	(3,738)	(3,738)
Net (loss) income attributable to SL Green common stockholders	$(39,731)	$7,751
Earnings Per Share (EPS)
Net (loss) income per share (Basic)	$(0.63)	$0.12
Net (loss) income per share (Diluted)	$(0.63)	$0.11

Funds From Operations (FFO)
FFO per share (Basic)	$1.54	$1.69
FFO per share (Diluted)	$1.53	$1.65

Basic ownership interest
Weighted average REIT common shares for net income per share	64,079	64,349
Weighted average partnership units held by noncontrolling interests	4,103	4,121
Basic weighted average shares and units outstanding	68,182	68,470

Diluted ownership interest
Weighted average REIT common share and common share equivalents	64,671	66,107
Weighted average partnership units held by noncontrolling interests	4,103	4,121
Diluted weighted average shares and units outstanding	68,774	70,228

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31,	December 31,
	2023	2022
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,576,927	$1,576,927
Building and improvements	4,940,138	4,903,776
Building leasehold and improvements	1,700,376	1,691,831
Right of use asset - operating leases	1,026,265	1,026,265
	9,243,706	9,198,799
Less: accumulated depreciation	(2,100,804)	(2,039,554)
	7,142,902	7,159,245
Cash and cash equivalents	158,937	203,273
Restricted cash	198,325	180,781
Investment in marketable securities	10,273	11,240
Tenant and other receivables	36,289	34,497
Related party receivables	26,794	27,352
Deferred rents receivable	266,567	257,887
Debt and preferred equity investments, net of discounts and deferred origination fees of $1,689 and $1,811 in 2023 and 2022, respectively, and allowances of $13,520 and $6,630 in 2023 and 2022, respectively	626,803	623,280
Investments in unconsolidated joint ventures	3,164,729	3,190,137
Deferred costs, net	117,602	121,157
Other assets	592,898	546,945
Total assets	$12,342,119	$12,355,794

Liabilities
Mortgages and other loans payable	$3,234,489	$3,235,962
Revolving credit facility	490,000	450,000
Unsecured term loan	1,675,000	1,650,000
Unsecured notes	100,000	100,000
Deferred financing costs, net	(22,275)	(23,938)
Total debt, net of deferred financing costs	5,477,214	5,412,024
Accrued interest payable	16,049	14,227
Accounts payable and accrued expenses	150,873	154,867
Deferred revenue	264,852	272,248
Lease liability - financing leases	104,544	104,218
Lease liability - operating leases	892,984	895,100
Dividend and distributions payable	21,768	21,569
Security deposits	50,585	50,472
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	282,958	236,211
Total liabilities	7,361,827	7,260,936

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	273,175	269,993
Preferred units	177,943	177,943

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both March 31, 2023 and December 31, 2022	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 65,433 and 65,440 issued and outstanding (including 1,060 and 1,060 held in Treasury) at March 31, 2023 and December 31, 2022, respectively	656	656
Additional paid-in capital	3,798,101	3,790,358
Treasury stock at cost	(128,655)	(128,655)
Accumulated other comprehensive income	19,428	49,604
Retained earnings	549,024	651,138
Total SL Green Realty Corp. stockholders’ equity	4,460,486	4,585,033
Noncontrolling interests in other partnerships	68,688	61,889
Total equity	4,529,174	4,646,922
Total liabilities and equity	$12,342,119	$12,355,794

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
Funds From Operations (FFO) Reconciliation:	2023	2022

Net (loss) income attributable to SL Green common stockholders	$(39,731)	$7,751
Add:
Depreciation and amortization	78,548	46,983
Joint venture depreciation and noncontrolling interest adjustments	69,534	60,432
Net (income) loss attributable to noncontrolling interests	(3,962)	349
Less:
Loss on sale of real estate, net	(1,651)	(1,002)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	(79)	—
Depreciation on non-rental real estate assets	634	721
FFO attributable to SL Green common stockholders and unit holders	$105,485	$115,796

	Three Months Ended
	March 31,
Operating income and Same-store NOI Reconciliation:	2023	2022

Net (loss) income	$(38,357)	$13,485
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	79	—
Purchase price and other fair value adjustments	(239)	63
Loss (gain) on sale of real estate, net	1,651	1,002
Depreciation and amortization	78,548	46,983
Interest expense, net of interest income	41,653	15,070
Amortization of deferred financing costs	2,021	1,948
Operating income	85,356	78,551

Equity in net loss from unconsolidated joint ventures	7,412	4,715
Marketing, general and administrative expense	23,285	24,776
Transaction related costs, net	884	28
Investment income	(9,057)	(19,888)
Loan loss and other investment reserves, net of recoveries	6,890	—
Non-building revenue	(6,806)	(1,451)
Net operating income (NOI)	107,964	86,731

Equity in net loss from unconsolidated joint ventures	(7,412)	(4,715)
SLG share of unconsolidated JV depreciation and amortization	64,723	58,130
SLG share of unconsolidated JV interest expense, net of interest income	63,146	45,237
SLG share of unconsolidated JV amortization of deferred financing costs	3,062	2,890
SLG share of unconsolidated JV investment income	(313)	(303)
SLG share of unconsolidated JV non-building revenue	(2,298)	(438)
NOI including SLG share of unconsolidated JVs	228,872	187,532

NOI from other properties/affiliates	(54,761)	(12,816)
Same-store NOI	174,111	174,716

Ground lease straight-line adjustment	204	204
SLG share of unconsolidated JV ground lease straight-line adjustment	192	192
Straight-line and free rent	(4,784)	(1,943)
Amortization of acquired above and below-market leases, net	13	(61)
SLG share of unconsolidated JV straight-line and free rent	(8,824)	(16,592)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(4,433)	(4,530)
Same-store cash NOI	$156,479	$151,986

Lease termination income	(511)	(168)
SLG share of unconsolidated JV lease termination income	(386)	(4,053)
Same-store cash NOI excluding lease termination income	$155,582	$147,765

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG-EARN